Proxy Voting Results

A special meeting of the fund's shareholders was held on November 17, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	206,666,373.60	40.117
Against	298,691,076.29	57.981
Abstain	7,941,422.59	1.541
Broker Non-Votes	1,857,160.50	.361
TOTAL	515,156,032.98	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
J. Michael Cook
Affirmative	502,694,896.07	97.581
Withheld	12,461,136.91	2.419
TOTAL	515,156,032.98	100.000
Ralph F. Cox
Affirmative	501,435,120.14	97.337
Withheld	13,720,912.84	2.663
TOTAL	515,156,032.98	100.000
Laura B. Cronin
Affirmative	502,570,520.61	97.557
Withheld	12,585,512.37	2.443
TOTAL	515,156,032.98	100.000
Dennis J. Dirks B
Affirmative	502,092,523.26	97.464
Withheld	13,063,509.72	2.536
TOTAL	515,156,032.98	100.000
	# of Votes	% of Votes
Robert M. Gates
Affirmative	502,260,707.39	97.497
Withheld	12,895,325.59	2.503
TOTAL	515,156,032.98	100.000
George H. Heilmeier
Affirmative	502,868,715.45	97.615
Withheld	12,287,317.53	2.385
TOTAL	515,156,032.98	100.000
Abigail P. Johnson
Affirmative	450,320,459.00	87.414
Withheld	64,835,573.98	12.586
TOTAL	515,156,032.98	100.000
Edward C. Johnson 3d
Affirmative	501,155,314.08	97.282
Withheld	14,000,718.90	2.718
TOTAL	515,156,032.98	100.000
Donald J. Kirk
Affirmative	502,620,071.38	97.567
Withheld	12,535,961.60	2.433
TOTAL	515,156,032.98	100.000
Marie L. Knowles
Affirmative	501,975,114.23	97.441
Withheld	13,180,918.75	2.559
TOTAL	515,156,032.98	100.000
Ned C. Lautenbach
Affirmative	502,278,494.15	97.500
Withheld	12,877,538.83	2.500
TOTAL	515,156,032.98	100.000
Marvin L. Mann
Affirmative	501,205,189.30	97.292
Withheld	13,950,843.68	2.708
TOTAL	515,156,032.98	100.000
	# of Votes	% of Votes
William O. McCoy
Affirmative	502,677,110.27	97.578
Withheld	12,478,922.71	2.422
TOTAL	515,156,032.98	100.000
Robert L. Reynolds
Affirmative	502,799,441.43	97.601
Withheld	12,356,591.55	2.399
TOTAL	515,156,032.98	100.000
Cornelia M. Small B
Affirmative	502,384,705.99	97.521
Withheld	12,771,326.99	2.479
TOTAL	515,156,032.98	100.000
William S. Stavropoulos
Affirmative	502,331,315.75	97.511
Withheld	12,824,717.23	2.489
TOTAL	515,156,032.98	100.000
ADenotes trust-wide proposals and voting results. BEffective January 1, 2005.